EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 15, 2008, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Quixote Corporation on Form 10-K for the year ended June 30, 2008. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Quixote Corporation on Form S-8.

/s/ GRANT THORNTON LLP

Chicago, Illinois
February 13, 2009